UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

November 24, 2023

Research Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other Jurisdiction of Incorporation)

1-39256	11-3797644
(Commission File Number)	(IRS Employer Identification No.)

N/A

(Address of principal executive offices and
Zip Code)

(310) 477-0354

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each Exchange on which registered
Common stock, $0.001 par value	RSSS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 24, 2023, Research Solutions, Inc., a Nevada corporation (the “Registrant”), Research Solutions Acquisition 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Registrant (“Merger Sub”), Scite, Inc., a Delaware corporation (“Scite”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of Scite’s securityholders (the “Stockholder Representative”), entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”), pursuant to which Scite will merge with and into Merger Sub (the “Merger”), with Merger Sub continuing its existence under the name “Scite, LLC” (the “Surviving Entity”) as the surviving entity after the Merger and a wholly-owned subsidiary of the Registrant. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

Merger Consideration

The closing consideration consists of (i) an amount equal to $13.72 million (less the cash portion of the Closing Option Consideration) consisting of (A) an amount of cash equal to approximately $6.30 million deposited with Equiniti Trust Company, LLC, a New York limited liability trust company, to act as payments administrator in connection with the Merger (the “Payments Administrator”) and (B) approximately 2.73 million shares of the Registrant’s common stock reserved by the Payments Administrator, to be paid and issued, as applicable, as further set forth in the Merger Agreement, (ii) payoff of Scite’s indebtedness and unpaid transaction expenses, (iii) $0.20 million paid to the Stockholder Representative to cover certain of its expenses, (iv) an amount equal to the Closing Option Consideration, that is payable in cash, inclusive of the applicable Option Withholding Amount, deposited with the Surviving Entity for payment to Optionholders in accordance with the terms of the Merger Agreement; (v) $1.48 million paid to U.S. Bank National Association as escrow agent to hold in accordance with the Escrow Agreement among U.S. Bank National Association, the Registrant, and the Stockholder Representative, (vi) $0.15 million as a purchase price adjustment holdback amount which the Registrant will retain in accordance with the terms of the Merger Agreement; and (vii) $0.025 million as an Optionholder Holdback Amount which the Registrant will retain in accordance with the terms of the Merger Agreement (collectively, the “Closing Consideration”). The Closing Consideration is subject to (i) customary purchase price adjustments set forth in the Merger Agreement relating to cash, net working capital, indebtedness, and the transaction expenses of Scite as of the closing of the Merger and (ii) adjustments and limitations related to the Closing Stock Limitation (i.e. 2.96 million shares of the Registrant’s common stock), Cash Limitation (i.e. 60% of the value of the merger consideration) and Buyer Share Cap (i.e. 19.99% of the total number of issued and outstanding shares of the Registrant’s common stock at the closing date).

In addition to the Closing Consideration, the Merger Agreement includes an earnout equal to (i) the product of (A) three and one half (3.5) multiplied by (B) Ending Annual Recurring Revenue, minus (ii) $13.72 million (the “Earnout Amount”, and together with the Closing Consideration, the “Merger Consideration”); provided that (x) in no event shall the Earnout Amount be less than $1.07 million; and (y) in the event that the calculation of the Earnout Amount pursuant to the immediately preceding sentence results in a negative number, zero dollars ($0.00) or a number less than $1.07 million, then the Earnout Amount shall be $1.07 million. The Earnout Amount shall be paid in eight equal installments over eight quarters commencing on the first business day of the month immediately following the month in which the Earnout Amount is finally determined, with fifty percent (50%) of each installment payable in cash (subject to the Cash Limitation) and fifty percent (50%) payable in a number of shares of Buyer Common Stock (subject to the Stock Limitation) determined by dividing (x) the product of the Earnout Amount, multiplied by 0.5, by (y) the Buyer Stock Price. The Earnout Amount is subject to adjustments and limitations relating to the Cash Limitation, Stock Limitation, and the Buyer Share Cap.

Certain Other Terms and Conditions of the Merger Agreement

Consummation of the Merger is subject to customary closing conditions, including, among others, (i) the accuracy of representations and warranties of, and performance of covenants by, the other party (in each case, subject to certain qualifications, if applicable), (ii) the absence of a material adverse effect, (iii) Scite obtaining Scite’s required stockholder approval, (iv) the absence of a breach of any Support Agreement, and (v) the delivery of closing documents reasonably acceptable to the Registrant. No approval by holders of shares of the Registrant’s common stock is required to adopt the Merger Agreement or approve the Merger, the issuance of the Share Consideration, or the other transactions contemplated by the Merger Agreement. The Merger Agreement also contemplates the parties’ entry into various ancillary agreements as contemplated therein.

The Merger Agreement also contains customary indemnification provisions and certain termination rights for both the Registrant and Scite, including, among others, by Scite or the Registrant in the event that the Merger has not been consummated by December 1, 2023, and by Scite or the Registrant, if any closing conditions required by Scite or the Registrant, as applicable, shall become incapable of fulfillment prior to December 1, 2023.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Registrant, Merger Sub, Scite or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Registrant and Merger Sub, on the one hand, and by Scite, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules delivered by each party in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the Registrant and Merger Sub, on the one hand, and Scite, on the other hand. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Registrant at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Registrant’s public disclosures.

Item 7.01. Regulation FD Disclosure.

On November 27, 2023, the Registrant issued a press release announcing the execution of the Merger Agreement and related matters. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

On November 27, 2023, the Registrant furnished hereto as Exhibit 99.2 and incorporated herein by reference a document containing information and responses to frequently asked questions (the “FAQ Disclosure”) regarding the Merger.

The information furnished pursuant to Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, shall not otherwise be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of this press release and the FAQ Disclosure is not intended to constitute a representation that such information is required by Regulation FD or that the materials they contain include material information that is not otherwise publicly available.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Agreement of Merger and Plan of Reorganization, by and among the Research Solutions, Inc., Research Solutions Acquisition 2, LLC, Scite, Inc., and the Stockholder Representative, dated as of November 24, 2023

99.1	Press Release dated November 27, 2023 entitled “Research Solutions Announces Acquisition of scite.”

99.2	FAQ Disclosure dated November 27, 2023.

104	Cover Page Interactive Data File (embedded as Inline XBRL document)

*Registrant has omitted schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH SOLUTIONS, INC.

Date: November 27, 2023	By:	/s/ William Nurthen
William Nurthen
Chief Financial Officer & Secretary

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